UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 17, 2018

TRUE NATURE HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53601	87-0496850
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 Peachtree Street, Suite 1150

Atlanta, GA 30309

(Address of Principal Executive Offices) (Zip Code)

(844) 383-8689

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director and Chief Operating Officer

On December 2, 2018, Louis DeLuca submitted his resignation from his positions with True Nature Holding, Inc., a Delaware corporation (the “Company”) as a member of the Board of Directors (the “Board”) and Chief Operating Officer, effective December 4, 2018. Mr. DeLuca did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company and its shareholders thank Mr. DeLuca for his many contributions. Mr. DeLuca will continue working with the Company as a business operations consultant to ensure an efficient transition.

Appointment of Chairman of the Board of Directors

Ronald Riewold, age 71, Chairman of the Board of Directors

Effective November 27, 2018, Mr. Ronald Riewold was appointed to the Board, as its Chairman (the “Chairman Appointment”).

Mr. Riewold will receive compensation for his Board service in the form of an issuance of 100,000 shares of restricted common stock of the Company (the “Common Stock”), valued at $0.10 per share, for a total charge to earnings of $10,000. In addition to Mr. Riewold’s duties as Chairman of the Board, the Company has engaged Mr. Riewold as a consultant to assist with strategic financing. In this consulting role Mr. Riewold will be compensated at $100 per hour plus prior approved expenses, not to exceed 20 hours per week.

Mr. Riewold has extensive experience in operating and developing both public and private companies. Specifically, his expertise is in field and practice-level health care company operations. Mr. Riewold is a former executive of six companies since 1978, three in the finance and real estate sectors, and three in the health care and technology sectors. Mr. Riewold has completed multiple mergers in the health care industry.

In 2001, Mr. Riewold joined Pain Care Holdings as one of its original investors, President, Co-Chief Executive Officer and member of the Board of Directors. Mr. Riewold helped Pain Care Holdings rise from a start-up to a multi-million-dollar company that developed processes that monitor patients including residents in nursing homes, rehabilitation facilities and hospitals. In 2008, Mr. Riewold started Dynamic Real Estate Development as Chief Executive Officer focusing on development of medical buildings while partnering with physician groups and providing expertise as a fee developer. From 2011 to the present, Mr. Riewold founded and is President and Chief Executive Officer of Averlent Corporation, a national medication management initiative.

Mr. Riewold earned a bachelor’s degree from Florida State University 1970, and a Master of Business Administration from Temple University, 1972.

There is no arrangement or understanding between Mr. Riewold and any other persons pursuant to which Mr. Riewold was selected as an officer. There are no family relationships between Mr. Riewold and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”). Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Riewold had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Appointment of Chief Revenue Officer and Member of the Board of Directors

Mark Williams, age 58, Chief Revenue Officer and Member of the Board of Directors

Effective November 27, 2018 (the “Effective Date”), Mr. Mark Williams was appointed as Chief Revenue Officer of the Company (the “CRO Appointment”). In connection with the CRO Appointment, Mr. Williams and the Company entered into an Employment Agreement (the “Williams Employment Agreement”), pursuant to which Mr. Williams’ compensation shall consist of (i) a base salary of $100,000 per year that shall accrue and be paid only upon sufficient funding to the Company, as determined by the Board (the “Base Salary”); (ii) a potential performance bonus, subject to approval by the Board, of up to 100% of the Base Salary; and (iii) a grant of 500,000 shares of Common Stock subject to certain vesting requirements, valued at $0.10 per share, resulting in a charge to Company earnings of $50,000.

Additionally, on the Effective Date Mr. Williams was appointed to the Board (the “Director Appointment”). Mr. Williams will be compensated for his Board service in the form of an issuance of 100,000 shares of Common Stock, valued at $0.10 per share, for a total charge to earnings of $10,000.

From 2008 through 2016, Mr. Williams was the founder, President and CEO of Artistry Consulting (“Artistry”), a technology consulting firm specializing in healthcare technology, working with large healthcare providers and insurers across the US, Canada, UK, UAE, and Egypt. Having established strategic relationships with Allscripts, Cerner, Epic and Siemens Medical, Mr. Williams built Artistry to $26,856,000 in annual revenue with clients including Dignity Health, Bon Secours Health System, CHI, The Cambridge Institute, the UAE Ministry of Health and SEHA. In 2016, the firm was sold to a UAE-based conglomerate. Since 2017, Mr. Williams was a partner and senior professional services consultant at Altus Alliance, an international revenue growth services firm, specializing in accelerating success through top-line revenue growth in new ventures within large companies and technology startups. At Altus, Williams was part of a team that worked with over 200 companies, assisted in successful initial public offerings and other corporate transactions, and worked directly for client companies through business development and sales. Additionally, during 2016 and continuing into 2017, Mr. Williams also served as a Director for the Washington Medical Information Network and was Senior Vice President of Orion Health overseeing professional services. Mr. Williams served as the Programs Chair for the Health Information Management Systems Society, is a Senior Advisor for Spadafy and is an Advisor to the University of St. Augustine program for Health Sciences in entrepreneurship and technology programs. Mr. Williams holds degrees in Business and Engineering from the University of Utah, 1985.

There is no arrangement or understanding between Mr. Williams and any other persons pursuant to which Mr. Williams was selected as an officer. There are no family relationships between Mr. Williams and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”). Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Williams had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

The above description of the Williams Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Williams Employment Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On October 17, 2018, the Company issued 584,420 shares of Common Stock to an advisor or his designee in consideration for consulting services. The Company values these shares at $0.10 per share for a total charge to earnings of $58,442.

On October 24, 2018, the Company issued 105,820 shares of Common Stock to an advisor or his designee in consideration for consulting services. The Company values these shares at $0.10 per share for a total charge to earnings of $10,582.

On November 3, 2018, the Company appointed a new member to its Advisory Board (the “Advisory Board Appointment”). In connection with the Advisory Board Appointment 100,000 shares of Common Stock were issued to Mr. John Stowell as compensation for his contributions to the Company. The Company values these shares at a price of $0.10 per share for a total charge to earnings of $10,000.

On November 27, 2018, the Company issued 100,000 shares of Common Stock to an advisor or his designee in consideration for consulting services regarding acquisitions. The Company values these shares at $0.10 per share for a total charge to earnings of $10,000.

On November 27, 2018, in connection with the Chairman appointment and the Director Appointment, the Company issued 100,000 shares of Common Stock valued at $0.10 per share to each of Ronald Riewold and Mark Williams for a total charge to earnings of $20,000.

On November 27, 2018, in connection with the CRO Appointment, the Company issued 500,000 shares of Common Stock, subject to certain vesting requirements, to Mark Williams. The Company values these shares at $0.10 per share for a total charge to earnings of $50,000.

The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only five recipients; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the issuance of the securities took place directly between the individual and the Company.

Item 7.01 Regulation FD Disclosure.

On November 15, 2018, the Company issued a press release announcing the appointment of a consumer and digital marketer, Mr. John Stowell, to the Advisory Board. See Exhibit 99.1 for more information.

On December 4, 2018, the Company issued a press release announcing the appointment of Mr. Ronald Riewold as Chairman of its Board of Directors. See Exhibit 99.2 for more information.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, and Exhibit 99.2 furnished herewith, shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act.

Item 8.01 Other Events.

Appointment of a Member of the Advisory Board

The Company's Advisory Board (the “Advisory Board”) consists of experts in certain areas relevant to the Company’s operations. The members of the Advisory Board have no control over the Board or operations and as such are not subject to Section 16 of the Securities Exchange Act of 1934, as amended.

On November 3, 2018, the Board announced the appointment of Mr. John Stowell to the Advisory Board.

Mr. Stowell, 56, is a consumer and digital marketing expert, having developed new brands and products for leading companies in both B2B and B2C markets. Mr. Stowell launched Gold Peak RTD Tea and other consumer brands while employed at the Coca-Cola Company. Mr. Stowell also restaged two mature brands generating four percentage point or greater increases in sales for Nestea and Mitsubishi Electric Cooling and Heating. Mr. Stowell has successfully launched over a dozen product lines extensions ranging in size from $10M to over $50M for companies including H.J. Heinz and Zep Inc.

Mr. Stowell is currently a Doctor of Business Administration candidate at Georgia State University, expected 2019. Mr. Stowell earned his Master of Business Administration in marketing from The University of North Carolina, 1990 and a Bachelor of Economics from the University of Oklahoma, 1984.

Mr. Stowell will receive compensation for his Advisory Board service to the Company in the form of an issuance of 100,000 shares of Common Stock, valued at $0.10 per share.

Item 9.01 Exhibits

Exhibit Number	Description
10.1*	Senior Executive Employment Agreement by and between True Nature Holding Inc. and Mark Williams, dated November 27, 2018
99.1*	Press Release dated November 15, 2018, announcing the appointment of John Stowell to the Advisory Board
99.2*	Press Release dated December 4, 2018, announcing the appointment of Ronald Riewold as Chairman of the Board of Directors

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE NATURE HOLDING INC.

Dated: December 10, 2018	By:	/s/ James Crone
	Name:	James Crone
	Title:	President and Interim Chief Financial Officer